SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2009

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification Number)

20415 Nordhoff Street, Chatsworth, CA  91311

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced and reported, on August 14, 2008, November 17, 2008, January 2, 2009 and March 31, 2009, the Registrant received Staff Determination letters from The Nasdaq Stock Market (“Nasdaq”) stating that Registrant was not in compliance with Nasdaq’s listing requirements because it did not file its Quarterly Reports on Form 10-Q for the quarters ended June 30 and September 30, 2008 and its Annual Report on Form 10-K for the year ended December 31, 2008, and did not solicit proxies and hold an annual meeting for the year ended December 31, 2007, on or before the required deadlines.

On May 13, 2009, as expected, Registrant received an additional Nasdaq Staff Determination letter stating that Registrant is not in compliance with Nasdaq’s Marketplace Rule 5250(c)(1) because it did not file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 timely, and that such noncompliance serves as an additional basis for delisting Registrant’s common stock from Nasdaq.   As previously reported, Registrant had initiated an appeal process with Nasdaq’s Listing and Hearings Review Council (the “Listing Council”) which granted Registrant an extension of time to June 15, 2009 to become compliant with Rule 5250(c)(1).

The inability of the Registrant to file the referenced Quarterly and Annual Reports, solicit proxies and hold an annual meeting, is due to a pending restatement of the Registrant’s past financial statements.  As previously announced, a Special Committee of the Registrant’s Board of Directors, assisted by independent legal and financial advisors, conducted an investigation with respect to the Registrant’s historical stock option granting practices and related accounting, as well as the Registrant’s accounting for earn-outs and profit sharing for certain European subsidiaries.  The Special Committee identified numerous problems with the Registrant’s historical option granting practices and determined that many option grants during that period, including grants to officers and directors and two members of the Special Committee, were improperly accounted for and insufficiently documented.  The number of grants under review and the extended period of time during which they occurred, has resulted in a lengthy restatement process to ensure the integrity of the Registrant’s financial statements.  In addition, in the course of the preparation of its restated financial statements, management has become aware of additional errors in its previously released financial statements, unrelated to the accounting for its historical stock options or earn-outs and profit sharing arrangements.  The restated financial statements will include corrective adjustments for these matters, which management anticipates will impact principally accumulated other comprehensive income, minority interest, minority interests’ share of income and accumulated deficit.  The Registrant is working diligently, in consultation with its outside auditors, to complete that restatement process as promptly as practicable.

Failure by Registrant to remedy the deficiencies stated in the Nasdaq Staff Determination letters by the deadlines specified by the Nasdaq Listing Council would result in the delisting of Registrant’s common stock from The Nasdaq Stock Market.  Registrant is working diligently to complete all necessary filings and to be in a position to solicit proxies and hold an annual meeting in order to demonstrate compliance with the applicable requirements for continued listing on Nasdaq.  However, there can be no assurance that the Registrant will meet the applicable deadline extensions provided by the Listing Council, or that the Listing Council would grant Registrant any further extension request for continued listing pending the filing of its delinquent reports, solicitation of proxies and the holding of an annual meeting.

On May 19, 2009, Registrant issued a press release announcing its receipt of the Additional Staff Determination Letter of May 13, 2009, the text of which is included as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

Exhibit 99.1   Registrant’s press release of May 19, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 19, 2009

MRV COMMUNICATIONS, INC.

	By:	/s/ Noam Lotan
Noam Lotan
President and Chief Executive Officer